0339+0000720+040010013885

CHANGE IN TERMS AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$2,600,000.00	09-28-2017	10-01-2037	040010013885	RC-C 3 / 30	720	NRS	

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "****" has been omitted due to text length limitations.

Borrower: Art's-Way Manufacturing Co., Inc.
5556 Highway 9
Armstrong, IA 50514-7566

Lender: Bank Midwest
Armstrong Branch
PO Box 136
500 6th Street
Armstrong, IA 50514

Principal Amount: $2,600,000.00 **Date of Agreement: March 19, 2026**

DESCRIPTION OF EXISTING INDEBTEDNESS. Promissory Note # 40010013885 dated 9/28/2017 in the amount of $2,600,000.00 with a current balance of $1,626,721.43.

DESCRIPTION OF CHANGE IN TERMS. Loan is being modified to change the following loan terms:

1). The interest rate is fixed at 6.25% effective 3/19/2026, and will remain fixed until 4/1/2031 when it will reprice every 5 years at .75% over Wall Street Journal Prime rate with a floor of 4.15%.

2). All other terms remain the same.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, EACH OF THE UNDERSIGNED READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. EACH OF THE UNDERSIGNED AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

ART'S-WAY MANUFACTURING CO., INC.

By: ______________________________
Marc H McConnell, President, Chief Executive Officer of Art's-Way Manufacturing Co., Inc.

By: ______________________________
Michael Woods, Chief Executive Officer of Art's-Way Manufacturing Co., Inc.

LENDER:

BANK MIDWEST

X ______________________________
Nicole Simpson, SVP Market President